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                                                        Exhibit 22

                              CERIDIAN CORPORATION

                                SUBSIDIARIES
                           At December 31, 1993
                                                        State or
                                                   Other Jurisdiction
                  Name                               of Incorporation

Arbitron Company, The                                    Maryland
  Arbitron Venture Corp.                                 Delaware
  ScanAmerica, L.P. (Limited Partnership)                Delaware
    Adtel Products, Inc.                                 Delaware
CD Plus                                                  France
Ceridian Properties, Inc.                                Delaware
Computing Devices Canada Ltd.                            Canada
  Computing Devices Company Limited (Hastings)           United Kingdom
    (formerly Computing Devices Holdings Limited)
    Computing Devices Hastings Limited                   United Kingdom
    Computing Devices Eastborne Limited                  United Kingdom
Computing Devices Company Limited                        United Kingdom
  (formerly Computing Devices Holdings Limited)
Computing Devices International Employment, Inc.         Delaware
Computing Devices International, Inc.                    Delaware
Control Data Energy Management Systems, Inc.             New York
Control Data Middle East Egypt, Inc.                     Delaware
Earth Energy Systems, Inc.                               Delaware
  Renewable Energy Ventures Incorporated                 District of
                                                         Columbia
Financial Information Services International, Inc.       Delaware
Minidata Services, Inc.                                  New Jersey
REV Wind Power Partners 1984-1                           California
 (Limited Partnership)
SAMI Incorporated                                        Delaware
VTC C-MOS Incorporated                                   Delaware



















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